UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2011
Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 226-6700
Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 14, 2011, the Company issued a press release announcing its third quarter 2011 results. The full text of the news release is attached hereto.

The information above is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in Item 2.02 of this Current Report, including the press release, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective November 14, 2011, the Board of Directors of the Company unanimously adopted an amendment to the Company’s Bylaws adding Article XIII – Acquisition of a Controlling Interest (the “Amendment”).

The following is a brief summary of the material terms of the Amendment.  The following description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is attached as Exhibit 3.1 to this report and is incorporated by reference herein.

The Amendment generally provides that any person who acquires more than 30% of the outstanding stock of the Company obtains only such voting rights as are conferred by a resolution of the stockholders of the Corporation approved by the holders of a majority of the voting power of the Corporation excluding certain shares of the acquirer.

If the acquirer’s shares are accorded full voting rights, any stockholder (other than the acquirer) whose shares are not voted in favor of authorizing voting rights for the acquirer, may require the Company to purchase such shares at a purchase price equal to the fair value of his, her or its shares.  Fair value is defined by the amendment but is in no case less than the highest price the acquirer paid for his, her or its shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.1	Amendment to Bylaws
99.1	News Release entitled "Cross Border Resources, Inc. Announces 2011 Third Quarter Results"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2011		CROSS BORDER RESOURCES, INC.

	By:	/s/Everett Willard Gray II
Everett Willard Gray II
Chief Executive Officer and Chairman of the Board